Exhibit 99.1

Company Contact

Michael Anthofer

EVP and CFO

408-321-6711

Investor Relations Contact:

Moriah Shilton

Sr. Director, Investor Relations

408-321-6713

Media Contact:

The Abernathy MacGregor Group

Kelly Sims/ 415-926-7964

Amy Feng / 213-630-6550

TESSERA TECHNOLOGIES TO ACQUIRE CAMERA MODULE MANUFACTURING ASSETS TO ACCELERATE MARKET INTRODUCTION OF NEXT-GENERATION TECHNOLOGIES

- Tessera to Hold Conference Call before Market Open on March 2, 2012 -

SAN JOSE, Calif. – March 2, 2012 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company”) today announced that its wholly-owned subsidiary, DigitalOptics CorporationTM (“DOC”), has agreed to acquire certain assets of Vista Point Technologies, a Tier One qualified camera module manufacturing business, from Flextronics International Ltd. (NASDAQ: FLEX) (“Flextronics”).

DOC will pay approximately $23 million in cash, subject to certain adjustments and costs at closing, for certain assets of Flextronics’s camera module business located in Zhuhai, China, along with the equity interests of a wholly-owned foreign enterprise that will own those assets (together, the “Zhuhai Camera Module Business”). The transaction, which is expected to close in the third quarter, if not sooner, includes existing customer contracts and a lease to an approximately 135,000-square-foot facility. DOC anticipates that the business will have a capacity to manufacture approximately 50 million camera module units per year.

“The Zhuhai Camera Module Business will allow us to drive rapid market introduction of DOC’s next-generation technology in a manner that complements our existing collaborations with camera module makers. We believe our approach is the best way to address the requirements of Tier One OEM manufacturers, which require that camera modules be delivered through dual sourcing from high-volume manufacturing facilities,” said Robert A. Young, president and chief executive officer, Tessera Technologies, Inc.

“This transaction is a critical step in our strategy of transforming DOC from an optical and image enhancement software and components business into a Tier One qualified, vertically integrated supplier of next-generation camera modules to the $9-billion market for mobile cameras,” Young continued. “In parallel, we continue to have active discussions with multiple Tier One OEM manufacturers of mobile phones regarding our MEMS autofocus product, and remain on track to obtain a design win in the first half of 2012 and to begin high-volume manufacturing in the fourth quarter of 2012,” said Young. “We believe our disruptive MEMS autofocus technology will offer a uniquely competitive replacement for the magnetic voice coils in use today, while enabling cameras that are thinner, faster, have more accurate lens positioning and use far less battery power. Our goal is for DOC to become profitable in 2013.”

“These assets will enable DigitalOptics Corporation to significantly increase sales of the imaging technologies we’ve acquired and developed over the past five years. Our strategy is to combine our breakthrough autofocus solutions with our other proprietary technologies so that DOC will become a leading supplier of integrated camera modules in the mobile phone market,” said Bob Roohparvar, president of DigitalOptics Corporation. “The acquisition of the Tier One qualified Zhuhai Camera Module Business provides DOC with a world-class, cost competitive facility that has the necessary production capabilities for DOC to assemble camera modules in volume, and a well-trained team of engineers and manufacturing employees.”

In addition to developing technologies to enhance optical imaging – including software that helps mobile phone cameras to correct hand motion or to improve the autofocus functions – DOC has been developing its capacity to oversee the high-volume manufacturing operations required by mobile phone makers. DOC’s steps in the past year have included hiring more than a dozen executives and managers who have experience in engineering scale-up as well as in manufacturing at similar facilities.

“By adding this manufacturing capability, we will improve our ability to make and sell unique mobile camera modules with differentiated technology that can generate superior market demand,” said Roohparvar. “As we take control of this existing operation, we will have greater ability to predictably develop and ramp new generations of products.”

Under the agreement, DOC will reimburse Flextronics for certain transaction expenses, taxes and inventory, the amounts of which will be determined at closing. The transaction also includes an intellectual property assignment and license agreement, and a transition services agreement. DOC intends to offer employment to a portion of the existing work force of the Flextronics camera module business in Zhuhai, China.

The transaction is subject to various closing conditions, including necessary approvals from the appropriate PRC governmental authorities.

The Company’s financial advisor on the transaction was GCA Savvian Advisors LLC, and its legal advisor was Latham & Watkins LLP.

Conference Call Information

Management will hold a conference call today at 5:00 A.M. Pacific (8:00 A.M. Eastern) to discuss its proposed acquisition. To access the call in the U.S., please dial 877-290-8631, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 855-859-2056 and for international callers, dial 404-537-3406. Enter access code 56640601.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to future revenues, operating costs and profitability; manufacturing capacity; management plans regarding the transformation of DOC into a vertically integrated supplier of camera modules; product development, demand, acceptance and market share; collaborations with camera module manufacturers; DOC’s ability to meet the needs of Tier One OEM manufacturers; the characteristics, benefits, features, disruptive qualities and potential of DOC’s technologies and products, including DOC’s MEMS autofocus product; market opportunities; industry and technology trends; projected manufacturing volumes; and DOC’s ability to manage high-volume manufacturing operations. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; the future expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or any invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to adopt technologies covered by the Company’s patents; the future expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the pending acquisition by DOC of Flextronics’s camera module business in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DigitalOptics products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s and DigitalOptics Corporation’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For information call 1.408.321.6000 or go to www.tessera.com.

About DigitalOptics Corporation

DigitalOptics Corporation, a wholly owned subsidiary of Tessera Technologies, Inc. (NASDAQ: TSRA), delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. DigitalOptics Corporation’s miniaturized camera module solutions provide cost-effective, high-quality camera features, including extended depth of field (EDoF), zoom, image enhancement, optical image stabilization and MEMS-based autofocus. These technologies can be applied to consumer electronic products as well as vertical markets such as, automotive, medical and security. The group also offers customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. DigitalOptics Corporation is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.doc.com.

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Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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